As filed with the Securities and Exchange Commission on May 5, 2023

Registration No. 333-242409

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

HAWAIIAN HOLDINGS INC

(Exact name of Registrant as specified in its charter)

Delaware	71-0879698
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3375 Koapaka Street, Suite G-350

Honolulu, Hawai‘i 96819

(808) 835-3700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Peter R. Ingram

President and Chief Executive Officer

Hawaiian Holdings, Inc.

3375 Koapaka Street, Suite G-350

Honolulu, Hawai‘i 96819

(808) 835-3700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Aaron J. Alter, Esq. Joanne J. Lee, Esq. Hawaiian Holdings, Inc. 3375 Koapaka Street, Suite G-350 Honolulu, Hawai‘i 96819 (808) 835-3700	Tony Jeffries Jennifer Knapp Amanda N. Urquiza Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this Post-Effective Amendment No. 3 to the Registration Statement on Form S-3ASR, as previously amended by Post-Effective Amendment No. 1 (File No. 333-242409) and Post-Effective Amendment No. 2 (File No. 333-242409), to, among other things, (i) update the Consent of Independent Registered Public Accounting Firm filed with the Registration Statement as Exhibit 23.2; and (ii) incorporate by reference our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2023, our Current Report on Form 8-K filed with the SEC on April 24, 2023 and the portions of our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) that are incorporated by reference into our Annual Report on Form 10-K, filed with the SEC on April 5, 2023. We previously paid all filing fees with respect to the registration of the securities registered hereunder.

The information in this prospectus is not complete and may be changed. The Selling Securityholder may not sell these securities until the U.S. Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 5, 2023

PROSPECTUS

HAWAIIAN HOLDINGS, INC.

Warrants to Purchase 1,134,685 Shares of Common Stock

1,134,685 Shares of Common Stock

Offered by the Selling Securityholder

The selling securityholder identified herein, or any other selling securityholder identified in supplements to this prospectus, may from time to time offer or sell (i) (a) a warrant to purchase 117,335 shares of our common stock, par value $0.01 per share, issued to the selling securityholder on April 22, 2020, (b) a warrant to purchase 148,457 shares of our common stock, par value $0.01 per share, issued to the selling securityholder on May 29, 2020, (c) a warrant to purchase 148,457 shares of our common stock, par value $0.01 per share, issued to the selling securityholder on June 30, 2020, (d) a warrant to purchase 74,228 shares of our common stock, par value $0.01 per share, issued to the selling securityholder on July 30, 2020 and (e) a warrant to purchase 21,487 shares of our common stock, par value $0.01 per share, issued to the selling securityholder on September 30, 2020 ((a)-(e), collectively, the “PSP Warrants”), (ii) a warrant to purchase 380,711 shares of our common stock, par value $0.01 per share, issued to the selling securityholder on September 25, 2020 (the “ERP Warrant”), (iii) (a) a warrant to purchase 113,940 shares of our common stock, par value $0.01 per share, issued to the selling securityholder on March 5, 2021 and (b) a warrant to purchase 42,400 shares of our common stock, par value $0.01 per share, issued to the selling securityholder on April 23, 2021 ((a) and (b), collectively, the “PSP Extension Warrants”), (iv) a warrant to purchase 87,670 shares of our common stock, par value $0.01 per share, issued to the selling securityholder on June 3, 2021 (the “PSP3 Warrant” and, together with the PSP Warrants, the ERP Warrant and the PSP Extension Warrants, the “Warrants”), and (v) up to 1,134,685 shares of our common stock issuable upon exercise of the Warrants (the “Warrant Shares”). The Warrants and the Warrant Shares are referred to collectively in this prospectus as the “Securities.” The Warrants were acquired by the selling securityholder in connection with our participation in the Payroll Support Program (“PSP”) and the Economic Relief Program (“ERP”) under the Coronavirus Aid, Relief and Economic Security Act, the Payroll Support Program Extension (the “PSP Extension”) under Subtitle A of Title IV of Division N of the Consolidated Appropriations Act, 2021 and the Payroll Support Program 3 (the “PSP3”) under Section 7301 of the American Rescue Plan Act of 2021, and are more fully described under the heading “Description of Warrants.” To the extent that the selling securityholder resells any Securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the amount and terms of the Securities being offered. You should read this prospectus and any applicable prospectus supplement before you invest. We will not receive any proceeds from the resale of any Securities by the selling securityholder, but we have agreed to pay certain registration and offering expenses. Upon exercise of any of the Warrants, however, we will receive the exercise price of the Warrant exercised for the shares issued upon such exercise. The selling securityholder will be responsible for all underwriting fees, discounts and commissions, if any, in connection with the resale of the Securities offered by this prospectus or any related prospectus supplement.

The selling securityholder may offer and sell the Securities to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of the Securities by the selling securityholder, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price to the public of those Securities and the net proceeds the selling securityholder expects to receive from the sale of such Securities will also be set forth in a prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information.

We are registering the resale of the Securities by the selling securityholder in connection with the selling securityholder’s registration rights pursuant to that certain Warrant Agreement, dated as of April 22, 2020, by and between us and the United States Department of the Treasury (the “PSP Warrant Agreement”), that certain Warrant Agreement, dated as of September 25, 2020, by and between us and the United States Department of the Treasury (the “ERP Warrant Agreement”), that certain Warrant Agreement, dated as of January 15, 2021, by and between us and the United States Department of the Treasury (the “PSP Extension Warrant Agreement”), and that certain Warrant Agreement, dated as of April 23, 2021 by and between us and the United States Department of the Treasury (the “PSP3 Warrant Agreement” and, together with the PSP Warrant Agreement, the ERP Warrant Agreement and the PSP Extension Warrant Agreement, the “Warrant Agreements”), but the registration of the Securities does not necessarily mean that any of the Securities will be offered or sold by the selling securityholder pursuant to this prospectus or at all.

This prospectus describes the general manner in which the Securities may be offered and sold by the selling securityholder. Any prospectus supplement or free writing prospectus may add, update, or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any free writing prospectus, together with the documents incorporated by reference herein and therein, before you make an investment decision.

Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “HA.” On May 4, 2023, the closing price of our common stock was $7.73. There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants on any securities exchange or automated quotation system.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND IN ANY SIMILAR SECTION CONTAINED IN OR INCORPORATED BY REFERENCE HEREIN OR IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, the selling securityholder may sell the Securities from time to time and in one or more offerings or resales, as described in this prospectus.

Neither we nor the selling securityholder have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us and the selling securityholder or to which we have referred you. We and the selling securityholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholder is not making an offer to sell the Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement to this prospectus and any related free writing prospectus is accurate as of the date on its respective cover or as otherwise specified therein and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated by reference in this prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus or any applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information. Before purchasing any Securities, you should carefully read both this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the additional information described under the heading “Where You Can Find Additional Information; Incorporation by Reference.” Any information in any accompanying prospectus supplement, any free writing prospectus, or any subsequent material incorporated herein or therein by reference will supersede the information in this prospectus or any earlier prospectus supplement. This prospectus contains summaries of certain provisions in some of the documents described herein, but reference is hereby made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the complete text of the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find Additional Information; Incorporation by Reference.”

When we refer to “we,” “our,” “us” and the “Company” in this prospectus, we mean Hawaiian Holdings, Inc. and its subsidiaries taken as a whole, unless the context indicates otherwise or unless otherwise specified. The “selling securityholder” refers to the “United States Department of the Treasury” and includes pledgees, donees, assignees, transferees or other successors-in-interest who may later hold the selling securityholder’s interest.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should read the following summary together with the more detailed information regarding our Company, the securities being registered under this prospectus, and our financial statements and notes thereto incorporated by reference in this prospectus before deciding whether to purchase securities from the selling securityholder.

THE COMPANY

Hawaiian Holdings, Inc. is a holding company incorporated in the State of Delaware. The Company’s primary asset is sole ownership of all issued and outstanding shares of common stock of Hawaiian Airlines, Inc. (“Hawaiian”). Hawaiian was originally incorporated in January 1929 under the laws of the Territory of Hawai‘i and became our indirect wholly-owned subsidiary pursuant to a corporate restructuring that was consummated in August 2002. Hawaiian became a Delaware corporation and the Company’s direct wholly-owned subsidiary concurrent with its reorganization and reacquisition by the Company in June 2005.

We are engaged in the scheduled air transportation of passengers and cargo amongst the Hawaiian Islands, between the Hawaiian Islands and certain cities in the U.S. mainland, and between the Hawaiian Islands and the South Pacific, New Zealand, Australia, and Asia. In addition, we operate various charter flights. Our goal is to be the number one destination carrier serving Hawai‘i. We are devoted to the travel needs of the residents of and visitors to Hawai‘i and we offer a unique travel experience. We are strongly rooted in the culture and people of Hawai‘i and we seek to provide high quality service to our customers that exemplifies the spirit of Aloha.

Our principal executive offices are located at 3375 Koapaka Street, Suite G-350, Honolulu, Hawai‘i and our telephone number is (808) 835-3700. Our website address is www.hawaiianairlines.com. Information contained in or accessible through our website is not part of or incorporated by reference into this prospectus.

Our common stock is currently listed on The Nasdaq Global Select Market under the symbol “HA.”

THE SECURITIES THAT MAY BE OFFERED

The selling securityholder identified herein, or any other selling securityholder identified in supplements to this prospectus, may from time to time offer and sell a portion of the Securities. Each time any Securities are offered with this prospectus, to the extent necessary, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the Securities being offered. We will not receive any proceeds from the sale of the Securities by the selling securityholder, but we have agreed to pay certain registration and offering expenses. Upon exercise of any of the Warrants, we will receive the exercise price of the Warrant exercised for the shares issued upon such exercise.

The Securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus titled “Plan of Distribution.” If underwriters, dealers or agents are used to sell any of the Securities, a prospectus supplement or free writing prospectus issued in connection with that offering will name them, the Securities they are required to sell, if any, and describe any applicable fee, commission or discount arrangement with them.

A description of our common stock and the Warrants is provided in the sections titled “Description of Capital Stock” and “Description of Warrants,” respectively.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to carefully considering the other information contained in this prospectus, in any accompanying prospectus supplement and incorporated by reference herein or therein, you should carefully consider the risks described under the caption “Risk Factors” contained in any applicable prospectus supplement, and any related free writing prospectus, and the risks discussed under the caption “Risk Factors” contained in our most recent annual report on Form 10-K, and in any of our quarterly reports on Form 10-Q filed with the SEC since our most recent annual report on Form 10-K and any of our current reports on Form 8-K, as well as any amendments thereto, which are incorporated by reference into this prospectus or the applicable prospectus supplement in their entirety, together with other information in this prospectus, any prospectus supplement, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information; Incorporation by Reference.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of any of the Securities offered by the selling securityholder, but we have agreed to pay certain registration and offering expenses. Upon exercise of any of the Warrants, however, we will receive the exercise price of the Warrant exercised for the shares issued upon such exercise.

SELLING SECURITYHOLDER

The selling securityholder may from time to time offer and sell pursuant to this prospectus and any accompanying prospectus supplement the Warrants and, after exercise of the Warrants in whole or in part, any or all of the Warrant Shares. We are registering the Securities offered by this prospectus on behalf of the selling securityholder pursuant to the registration rights in the Warrant Agreements. The selling securityholder will pay any underwriting discounts and commissions and expenses incurred by the selling securityholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholder in disposing of the Securities, provided that we will reimburse the selling securityholder for the reasonable and documented fees of its legal counsel in connection with the registration statement of which this prospectus forms a part. We will bear the costs, fees and expenses incurred in effecting the registration of the Securities, including all registration and filing fees, listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

The table below sets forth, as of May 2, 2023, the name of the selling securityholder, the aggregate number of shares of our common stock beneficially owned by the selling securityholder, the number of shares of our common stock that may be offered by the selling securityholder pursuant to this prospectus and the number of shares of our common stock that the selling securityholder will beneficially own after this offering. For purposes of the beneficial ownership information set forth in the table below, we have assumed that (i) after this offering, none of the Warrant Shares or the Warrants will be beneficially owned by the selling securityholder and (ii) in the future, the selling securityholder will not acquire beneficial ownership of any shares of our common stock, including upon further vesting events under the Warrants. In addition, we assume that the selling securityholder has not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act. In the table below, the number of shares of our common stock that may be offered pursuant to this prospectus is the number of shares of our common stock issuable pursuant to the Warrants without regard to any limitations on exercises.

Certain information set forth below is based on information provided by or on behalf of the selling securityholder prior to the date hereof. Information concerning the selling securityholder may change from time to time. The selling securityholder may from time to time offer and sell any or all of the Warrants or the Warrant Shares under this prospectus. Because the selling securityholder is not obligated to sell the Warrants or the Warrant Shares, we cannot state with certainty the number of shares of our common stock that the selling securityholder will hold upon consummation of any such sales. In addition, since the date on which the selling securityholder provided this information to us, such selling securityholder may have sold, transferred or otherwise disposed of all or a portion of the offered Warrants or the Warrant Shares. We are registering the Warrants and the Warrant Shares to permit the selling securityholder to resell the Warrants or the Warrant Shares when such securityholder deems appropriate.

Selling Securityholder	Number of Shares Beneficially Owned Before This Offering(1)		Number of Shares of Common Stock Offered	Number of Shares Beneficially Owned After This Offering(2)
	Number	%(3)	Number	Number	%
United States Department of the Treasury(4)	1,134,685	2.2%	1,134,685	—	—

(1)	Consists solely of Warrant Shares issuable upon exercise of the Warrants as of May 2, 2023.
(2)

Assumes the selling securityholder sells its Warrants or all of its Warrant Shares offered pursuant to this prospectus. The selling securityholder has not informed us, and we do not know, when or in what amounts the selling securityholder may offer for sale any of the Securities pursuant to this offering. The selling securityholder may choose not to sell any of the Securities offered by this prospectus. Because the selling securityholder may offer all, some or none of the Securities that they beneficially own pursuant to this prospectus, and because there are currently no agreements, arrangements or undertakings with respect to the sale of any such Securities, we cannot provide any information or estimates as to the number of shares of our common stock that the selling securityholder will beneficially own after completion of sales that may be made pursuant to this prospectus.

(3)	The percentage of beneficial ownership before this offering is calculated based on 51,547,554 shares of our common stock outstanding as of May 2, 2023.
(4)	Shares beneficially owned consists of shares of our common stock underlying the Warrants that are exercisable within 60 days of May 2, 2023.

In addition, we may name additional selling securityholders from time to time. Information about such additional selling securityholders, including their identities and the securities to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings that we make with the SEC under the Exchange Act, that are incorporated by reference in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The description of Hawaiian Holdings, Inc.’s capital stock is incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February  15, 2023.

DESCRIPTION OF WARRANTS

Treasury Warrants

In April 2020, we entered into a Payroll Support Program Agreement (the “PSP Agreement”) with the United States Department of the Treasury (the “Treasury”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). In connection with the PSP Agreement, we entered into a Warrant Agreement with the Treasury, dated April 22, 2020 (the “PSP Warrant Agreement”), pursuant to which we agreed to issue to the Treasury warrants to purchase shares of our common stock. Pursuant to the PSP Warrant Agreement, we issued the Treasury (i) a warrant to purchase 117,335 shares of our common stock on April 22, 2020, (ii) a warrant to purchase 148,457 shares of our common stock on May 29, 2020, (iii) a warrant to purchase 148,457 shares of our common stock on June 30, 2020, (iv) a warrant to purchase 74,228 shares of our common stock on July 30, 2020 and (v) a warrant to purchase 21,487 shares of our common stock on September 30, 2020, in each case at an exercise price of $11.82 per share ((i)-(v), collectively, the “PSP Warrants”), subject to adjustment in accordance with the terms and conditions set forth in the PSP Warrants.

In September 2020, we entered into the Amended and Restated Loan Agreement (the “Amended and Restated Loan Agreement”) with the Treasury under the Economic Relief Program (“ERP”) under the CARES Act. In connection with the Amended and Restated Loan Agreement, we entered into a Warrant Agreement with the Treasury dated September 25, 2020 (the “ERP Warrant Agreement”), pursuant to which, on September 25, 2020, we issued to the Treasury a warrant to purchase 380,711 shares of our common stock at an exercise price of $11.82 per share (the “ERP Warrant”), subject to adjustment in accordance with the terms and conditions set forth in the ERP Warrant.

In January 2021, we entered into the Payroll Support Program Extension Agreement (the “PSP Extension Agreement”) with the Treasury under Subtitle A of Title IV of Division N of the Consolidated Appropriations Act, 2021. In connection with the PSP Extension Agreement, we entered into a Warrant Agreement with the Treasury dated January 15, 2021 (the “PSP Extension Warrant Agreement”), pursuant to which we agreed to issue to the Treasury warrants to purchase shares of our common stock. Pursuant to the PSP Extension Warrant Agreement, we issued the Treasury (i) a warrant to purchase 113,940 shares of our common stock on March 5, 2021 and (ii) a warrant to purchase 42,400 shares of our common stock on April 23, 2021, in each case at an exercise price of $17.78 per share ((i) and (ii), collectively, the “PSP Extension Warrants”), subject to adjustment in accordance with the terms and conditions set forth in the PSP Extension Warrants.

In April 2021, we entered into a Payroll Support Program 3 Agreement (the “PSP3 Agreement”) with the Treasury under Section 7301 of the American Rescue Plan Act of 2021. In connection with the PSP3 Agreement, we entered into a Warrant Agreement with the Treasury dated April 23, 2021 (the “PSP3 Warrant Agreement” and, together with the PSP Warrant Agreement, the ERP Warrant Agreement and the PSP Extension Warrant Agreement, the “Warrant Agreements”), pursuant to which, on June 3, 2021, we issued to the Treasury a warrant to purchase 87,670 shares of our common stock at an exercise price of $27.27 per share (the “PSP3 Warrant” and, together with the PSP Warrants, the ERP Warrant and the PSP Extension Warrants, the “Warrants”), subject to adjustment in accordance with the terms and conditions set forth in the PSP3 Warrant.

The Warrants may be exercised, in whole or in part and for cash or on a net exercise basis, at any time before 5:00 p.m. New York City time on the fifth anniversary of the issue date of the respective Warrant. The Warrants are freely transferable, may be settled as net shares or in cash at our option and contain customary anti-dilution provisions. The holder of the Warrants has certain customary registration rights with respect to the Warrants and the Warrant Shares pursuant to the terms of the Warrant Agreements. The Warrants do not entitle the holder to stockholder voting rights or other rights as a stockholder.

The foregoing summary is qualified in its entirety by reference to the Warrants, forms of which are incorporated by reference as Exhibit 4.2, Exhibit 4.5, Exhibit 4.7, and Exhibit 4.10 to the registration statement of which this prospectus forms a part.

PLAN OF DISTRIBUTION

The selling securityholder may sell the Securities from time to time in one or more transactions. The selling securityholder may sell the Securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. The selling securityholder may also offer and sell, or agree to deliver, our securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

We will not receive any proceeds from the sale of the Securities by the selling securityholder. We will receive proceeds equal to the aggregate exercise price of the Warrant, assuming the exercise of the Warrant is in full and for cash. We have agreed to pay certain registration and offering expenses incident to the registration of the Warrant and the Warrant Shares to be offered and sold by the selling securityholder pursuant to this prospectus.

Agents whom the selling securityholder designates may solicit offers to purchase the Securities.

•

We or the selling securityholder will name any agent involved in offering or selling the Securities and disclose any commissions that the selling securityholder pays to the agent, in the applicable prospectus supplement.

•	Unless we or the selling securityholder indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act of any of the Securities that they offer or sell.

•	The selling securityholder may use an underwriter or underwriters in the offer or sale of the Securities.

•

If the selling securityholder uses an underwriter or underwriters, the selling securityholder will execute an underwriting agreement with the underwriter or underwriters at the time that they reach an agreement for the sale of any of the Securities.

•

We or the selling securityholder will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell the securities.

•	The selling securityholder may use a dealer to sell the Securities.

•	If the selling securityholder uses a dealer, the selling securityholder will sell the Securities to the dealer, as principal.

•	The dealer will then sell the Securities to the public at varying prices that the dealer will determine at the time it sells the Securities.

•	We or the selling securityholder will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

The selling securityholder may solicit directly offers to purchase the Securities, and the selling securityholder may directly sell the Securities to institutional or other investors. The terms of direct sales will be described in the applicable prospectus supplement.

The selling securityholder may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We or the selling securityholder may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us or our respective affiliates or the selling securityholder in the ordinary course of business.

The selling securityholder may authorize agents and underwriters to solicit offers by certain institutions to purchase the Securities at the public offering price under delayed delivery contracts.

•

If the selling securityholder uses delayed delivery contracts, we or the selling securityholder will disclose that the selling securityholder is using them in the applicable prospectus supplement and will tell you when the selling securityholder will demand payment and when delivery of the Securities will be made under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we or the selling securityholder describe in the applicable prospectus supplement.

•

We or the selling securityholder will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the Securities under delayed delivery contracts will be entitled to receive.

Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell the Securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Unless otherwise specified in connection with a particular underwritten offering of the Securities, the underwriters will not be obligated to purchase offered Securities unless specified conditions are satisfied, and if the underwriters do purchase any offered Securities, they will purchase all offered Securities.

The selling securityholder may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

The selling securityholder may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings we make with the SEC under the Exchange Act that are incorporated by reference. The selling securityholder and any underwriters, broker-dealers or agents who execute sales for the selling securityholder may be deemed to be underwriters under the Securities Act in connection with the Securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

In order to facilitate the offering of the Securities, any underwriters may engage in transactions in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the Securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the Securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the Securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The applicable prospectus supplement relating to each offering will set forth the anticipated date of delivery of the securities.

LEGAL MATTERS

Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California, will pass upon certain legal matters relating to the securities offered hereby on behalf of Hawaiian Holdings, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Hawaiian Holdings, Inc. appearing in Hawaiian Holdings, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Hawaiian Holdings, Inc.’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file periodic and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.hawaiianairlines.com. The information on our website, or that can be accessed through our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the Securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 15, 2023;

•

the portions of our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) that are incorporated by reference into our Annual Report on Form 10-K, filed with the SEC on April 5, 2023;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 filed with the SEC on April 26, 2023;

•	Exhibit 4.1 filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 15, 2023;

•	Our Current Report on Form 8-K filed with the SEC on January 4, 2023 and April 24, 2023; and

•

The description of our common stock, par value $0.01 per share, contained in our registration statement on Form 8-A, filed with the SEC on May 30, 2008, including any subsequent filed amendments and reports updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents).

Requests for such documents should be directed to:

Hawaiian Holdings, Inc.

3375 Koapaka Street, Suite G-350

Honolulu, Hawai‘i 96819

(808) 835-3700

Attn: Investor Relations

Investor.Relations@HawaiianAir.com

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

The information accessible through any website referred to in this prospectus or any document incorporated herein is not, and should not be deemed to be, a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$1,729.97 (1)
Printing expenses	(2)
Legal fees and expenses (including Blue Sky fees)	(2)
Accounting fees and expenses	(2)
Transfer agent and warrant agent fees and expenses	(2)
Miscellaneous	(2)

Total	$(2)

(1)	This amount was previously paid.
(2)	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Hawaiian Holdings, Inc. is a Delaware corporation. As permitted by Section 145(a) of the Delaware General Corporation Law (the “DGCL”), Hawaiian Holdings, Inc.’s amended and restated certificate of incorporation and amended and restated by-laws provide that the corporation may indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the corporation, or while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or non-profit entity, against all liability and loss suffered and expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the commencement of such proceeding by such person was authorized by the board of directors of the corporation and the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

As permitted by Section 145(b) of the DGCL, Hawaiian Holdings, Inc.’s amended and restated by-laws further provide that the corporation may indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person, or a person for whom such person is the legal representative, acted in any of the capacities set forth above, against all liability and loss suffered and expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

1)

to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

2)

the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

3)

the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 15, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of Hawaiian Holdings, Inc., and whether civil, criminal, administrative, investigative or otherwise.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of Hawaiian Holdings, Inc. under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Hawaiian Holdings, Inc.’s amended and restated certificate of incorporation provides, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, Hawaiian Holdings, Inc. will indemnify any and all of its officers and directors. Hawaiian Holdings, Inc. may, in its discretion, similarly indemnify its employees and agents. Hawaiian Holdings, Inc.’s amended and restated certificate of incorporation also relieves its directors from monetary damages to Hawaiian Holdings, Inc. or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors and officers from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors or officers except (1) for a breach of the duty of loyalty, (2) for failure to act in good faith, (3) for intentional misconduct or knowing violation of law, (4) for willful or negligent violations by directors of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, (5) for any transactions from which the director or officer derived an improper personal benefit or (6) for officers from any action by or in the right of the corporation.

As discussed above, Hawaiian Holdings, Inc.’s amended and restated certificate of incorporation and amended and restated by-laws provide for the indemnification of directors and officers to the fullest extent permissible under the DGCL. In addition, Hawaiian Holdings, Inc. has entered into indemnification agreements with its directors and officers, and it maintains insurance policies insuring its directors and officers against certain liabilities that they may incur in their capacity as directors and officers of Hawaiian Holdings, Inc.

See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits

The Exhibit Index filed herewith and appearing immediately before the signature pages hereto is incorporated by reference in this Item 16.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date	Filed Herewith

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of the Registrant	S-1	333-129503	3.1	November 7, 2005

3.2	Amended and Restated By-laws of the Registrant	8-K	001-31443	3.1	August 5, 2022

4.1	Warrant Agreement, dated as of April 22, 2020, by and between Hawaiian Holdings, Inc. and the United States Department of the Treasury.	10-Q	001-31443	4.1	May 7, 2020

4.2	Form of Warrant to Purchase Common Stock.	10-Q	001-31443	4.2	May 7, 2020

4.3	Promissory Note, dated as of April 22, 2020, issued by Hawaiian Airlines, Inc. to the United States Department of the Treasury, with Hawaiian Holdings, Inc. as guarantor.	10-Q	001-31443	4.3	May 7, 2020

4.4	Warrant Agreement, dated as of September 25, 2020, between Hawaiian Holdings, Inc. and the United States Department of the Treasury.	10-Q	001-31443	4.9	October 28, 2020

4.5	Form of Warrant (included in Exhibit 4.4 as Annex B thereto).	10-Q	001-31443	4.10	October 28, 2020

4.6	Warrant Agreement, dated as of January 15, 2021, between Hawaiian Holdings, Inc. and the United States Department of the Treasury.	10-K	001-31443	4.15	February 12, 2021

4.7	Form of Warrant (included in Exhibit 4.6 as Annex B thereto).	10-K	001-31443	4.16	February 12, 2021

4.8	Promissory Note, dated as of January 15, 2021, issued by Hawaiian Airlines, Inc. to the United States Department of the Treasury, with Hawaiian Holdings, Inc. as guarantor.	10-K	001-31443	4.17	February 12, 2021

4.9	Warrant Agreement, dated as of April 23, 2021, between Hawaiian Holdings, Inc. and the United States Department of the Treasury.	10-Q	001-31443	4.1	July 29, 2021

4.10	Form of Warrant (included in Exhibit 4.9 as Annex B thereto).	10-Q	001-31443	4.2	July 29, 2021

4.11	Promissory Note, dated as of April 23, 2021, issued by Hawaiian Airlines, Inc. to the United States Department of the Treasury, with Hawaiian Holdings, Inc. as guarantor.	10-Q	001-31443	4.3	July 29, 2021

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.	POS AM	333-242409	5.1	February 15, 2023

10.1	Payroll Support Program Agreement, dated as of April 22, 2020, by and between Hawaiian Airlines, Inc. and the United States Department of the Treasury.	10-Q	001-31443	10.1	May 7, 2020

10.2	Loan and Guarantee Agreement, dated as of September 25, 2020, among Hawaiian Airlines, Inc., as borrower, Hawaiian Holdings, Inc., the guarantors party thereto from time to time, the United States Department of the Treasury, and The Bank of New York Mellon, as administrative agent and collateral agent.	10-Q	001-31443	10.1	October 28, 2020

10.3	Amended and Restated Loan and Guarantee Agreement, dated as of October 23, 2020, among Hawaiian Airlines, Inc., as borrower, Hawaiian Holdings, Inc., the guarantors party thereto from time to time, the United States Department of the Treasury, and The Bank of New York Mellon, as administrative agent and collateral agent.	10-Q	001-31443	10.2	October 28, 2020

10.4	Amendment to Loan and Guarantee Agreement, dated as of January 15, 2021, among Hawaiian Airlines, Inc,, as borrower, Hawaiian Holdings, Inc., the guarantors party thereto from time to time, the United States Department of the Treasury, and The Bank of New York Mellon, as administrative agent and collateral agent.	10-K	001-31443	10.39	February 12, 2021

10.5	Payroll Support Program Extension Agreement, dated as of January 15, 2021, by and between Hawaiian Airlines, Inc. and the United States Department of the Treasury.	10-K	001-31443	10.40	February 12, 2021

10.6	Payroll Support Program 3 Agreement, dated as of April 23, 2021, by and between Hawaiian Airlines, Inc. and the United States Department of the Treasury.	10-Q	001-31443	10.1	July 29, 2021

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)	POS AM	333-242409	23.1	February 15, 2023

23.2	Consent of Independent Registered Public Accounting Firm					X

24.1	Power of Attorney of Hawaiian Holdings, Inc. (included on the signature page to the Registration Statement on Form S-3ASR (File No. 333-242409) filed on August 7, 2020)	S-3ASR	333-242409	24.1	August 7, 2020

107	Filing Fee Tables	POSASR	333-242409	107	February 15, 2023

Where applicable, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

*	To be filed, if applicable, by amendment or incorporated by reference pursuant to a Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement on Form S-3ASR to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawai‘i, on the 5th day of May, 2023.

HAWAIIAN HOLDINGS, INC.

By:	/s/ Shannon L. Okinaka
Shannon L. Okinaka
Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Registration Statement on Form S-3ASR has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter R. Ingram Peter R. Ingram	President and Chief Executive Officer, and Director (Principal Executive Officer)	May 5, 2023

/s/ Shannon L. Okinaka Shannon L. Okinaka	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 5, 2023

* Lawrence S. Hershfield	Chair of the Board of Directors	May 5, 2023

Wendy A. Beck	Director

* Earl E. Fry	Director	May 5, 2023

* C. Jayne Hrdlicka	Director	May 5, 2023

* Michael E. McNamara	Director	May 5, 2023

* Crystal K. Rose	Director	May 5, 2023

Mark D. Schneider	Director

* William S. Swelbar	Director	May 5, 2023

Craig E. Vosburg	Director

* Duane E. Woerth	Director	May 5, 2023

* Richard N. Zwern	Director	May 5, 2023

*By:	/s/ Shannon L. Okinaka
Shannon L. Okinaka
Attorney-in-Fact